Exhibit 10.11

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 8, 2019 (the “Eighth Amendment Closing Date”) and effective as of May 1, 2019 (the “Eighth Amendment Effective Date”), is entered into by and among FuelCell Energy, Inc., a Delaware corporation (“Parent”), Versa Power Systems, Inc., a Delaware corporation (“Versa Delaware”), Versa Power Systems Ltd. a corporation organized under the laws of Alberta, Canada (“Versa Canada”), and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement (hereinafter collectively referred to as the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as Lender, constituting the Required Lenders, and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, together with its successors and assigns in such capacity, “Agent”).

Borrowers, the Lender and Agent are parties to a Loan and Security Agreement dated as of April 14, 2016 (as amended as of September 5, 2017, October 27, 2017, March 28, 2018, August 29, 2018, December 19, 2018, February 28, 2019, and March 29, 2019, and as may be further amended, restated or modified from time to time, the “Loan and Security Agreement”).  The Borrowers have requested that Agent and Lender agree to certain amendments to the Loan and Security Agreement.  Agent and Lender have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1Definitions; Interpretation.

(a)Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan and Security Agreement.

(a)The Loan and Security Agreement shall be amended as follows effective as of the Eighth Amendment Effective Date:

(i)New Definitions.  The following definitions are added to Section 1.1 in their proper alphabetical order:

“Eighth Amendment” means that certain Eighth Amendment to Loan and Security Agreement dated as of the Eighth Amendment Effective Date, among Borrowers, Agent and Lender.

“Eighth Amendment Closing Date” means May 8, 2019.

“Eighth Amendment Effective Date” means May 1, 2019.

“Eighth Amendment Fee” means a non-refundable fee of $250,000.

(ii)Section 2.10.  Section 2.10 is hereby amended and restated in its entirety as follows:

2.10.Additional Fees.  Borrower shall pay Lender (i) the Sixth Amendment Fee on or prior to the Sixth Amendment Closing Date, (ii) the Seventh Amendment Fee on the Seventh Amendment Effective Date, and (iii) the Eighth Amendment Fee on or prior to the Eighth Amendment Closing Date.

(iii)Section 8.2.  Section 8.2 is hereby amended and restated in its entirety as follows:

8.2Minimum Unrestricted Cash Balance.  At all times commencing on the Eighth Amendment Effective Date through May 31, 2019, Borrower shall maintain an unrestricted Cash balance of at least (a) 40% of the outstanding Loan balance, in accounts subject to an Account Control Agreement in favor of Agent.  After 2:00pm Eastern Time on June 7, 2019, Borrower shall maintain, at all times, an unrestricted Cash balance of at least (a) 75% of the outstanding Loan balance plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date, in accounts subject to an Account Control Agreement in favor of Agent.

(b)References within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Fees and Expenses.  The Parent shall have paid all fees, costs and expenses due and payable as of the Eighth Amendment Effective Date under the Loan and Security Agreement, including the Eighth Amendment Fee.

(b)This Amendment.  Agent shall have received this Amendment, executed by Agent, the Lender and the Borrowers.

(c)No Default.  On the Eighth Amendment Closing Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby, there exist no Events of Default.

SECTION 4Reserved.

SECTION 5Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement, as amended, and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  Each Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents.

(b)Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Eighth Amendment Closing Date specifying its objection thereto.

(c)Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Eighth Amendment Closing Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)No Reliance.  Each Borrower hereby acknowledges and confirms to Agent and the Lender that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)Costs and Expenses.  Each Borrower agrees to pay to Agent on the Eighth Amendment Closing Date the out-of-pocket costs and expenses of Agent and the Lenders party hereto, and the fees and disbursements of counsel to Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Eighth Amendment Closing Date or after such date.

(f)Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)Governing Law.  This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h)Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

Exhibit 10.11

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:

FuelCell Energy, Inc.

Signature:	/s/ Michael S. Bishop

Print Name:	Michael S. Bishop

Title:	Sr. Vice President, Chief Financial Officer

Versa Power Systems, Inc.

Signature:	/s/ Michael S. Bishop

Print Name:	Michael S. Bishop

Title:	Sr. Vice President, Chief Financial Officer

Versa Power Systems Ltd.

Signature:	/s/ Michael S. Bishop

Print Name:	Michael S. Bishop

Title:	Sr. Vice President, Chief Financial Officer

[Signature Page to Eighth Amendment to Loan and Security Agreement]

Exhibit 10.11

AGENT:

HERCULES CAPITAL INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

LENDER:

HERCULES FUNDING II, LLC

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

[Signature Page to Eighth Amendment to Loan and Security Agreement]